AMENDED AND RESTATED BYLAWS
OF
LIFELINE THERAPEUTICS, INC.

(As adopted on October 2, 2006)

Article I
Shareholders

1. Annual Shareholders’ Meeting. The annual shareholders’ meeting shall be held on the date and at the time and place fixed from time to time by the Board of Directors.

2. Special Shareholders’ Meeting. A special shareholders’ meeting for any purpose or purposes, may be called by the Board of Directors or the Chief Executive Officer. The Corporation shall also hold a special shareholders’ meeting in the event it receives, in the manner specified in Article VII, Section 3, one or more written demands for the meeting, stating the purpose or purposes for which it is to be held, signed and dated by the holders of shares representing not less than one-tenth of all of the votes entitled to be cast on any issue at the meeting. Special meetings shall be held at the principal office of the Corporation or at such other place as the Board of Directors or the Chief Executive Officer may determine.

3. Record Date for Determination of Shareholders.

(a) In order to make a determination of shareholders (1) entitled to notice of or to vote at any shareholders’ meeting or at any adjournment of a shareholders’ meeting, (2) entitled to demand a special shareholders’ meeting, (3) entitled to take any other action, (4) entitled to receive payment of a share dividend or a distribution, or (5) for any other purpose, the Board of Directors may fix a future date as the record date for such determination of shareholders. The record date may be fixed not more than seventy (70) days before the date of the proposed action.

(b) Unless otherwise specified when the record date is fixed, the time of day for determination of shareholders shall be as of the Corporation’s close of business on the record date.

(c) A determination of shareholders entitled to be given notice of or to vote at a shareholders’ meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which the Board of Directors shall do if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting.

(d) If no record date is otherwise fixed, the record date for determining shareholders entitled to be given notice of and to vote at an annual or special shareholders’ meeting is the day before the first notice is given to shareholders.

4. Voting List.

(a) After a record date is fixed for a shareholders’ meeting, the Secretary shall prepare a list of the names of all its shareholders who are entitled to be given notice of the meeting. The list shall be arranged by voting groups and within each voting group by class or series of shares, shall be alphabetical within each class or series, and shall show the address of, and the number of shares of each such class and series that are held by, each shareholder.

(b) The shareholders’ list shall be available for inspection by any shareholder, beginning the earlier of ten (10) days before the meeting for which the list was prepared or two (2) business days after notice of the meeting is given and continuing through the meeting, and any adjournment thereof, at the Corporation’s principal office or at a place identified in the notice of the meeting in the city where the meeting will be held. Such inspection rights shall be subject to any other restrictions and limitations imposed by the Colorado Business Corporation Act.

(c) The Secretary shall make the shareholders’ list available at the meeting, and any shareholder or agent or attorney of a shareholder is entitled to inspect the list at any time during the meeting or any adjournment.

5. Notice to Shareholders.

(a) The Secretary shall give notice to shareholders of the date, time, and place of each annual and special shareholders’ meeting no fewer than ten nor more than sixty (60) days before the date of the meeting; except that, if the Articles of Incorporation are to be amended to increase the number of authorized shares, at least thirty (30) days’ notice shall be given. Except as otherwise required by the Colorado Business Corporation Act, the Secretary shall be required to give such notice only to shareholders entitled to vote at the meeting.

(b) Notice of an annual shareholders’ meeting need not include a description of the purpose or purposes for which the meeting is called unless otherwise required by the Colorado Business Corporation Act.

(c) Notice of a special shareholders’ meeting shall include a description of the purpose or purposes for which the meeting is called.

(d) Notice of a shareholders’ meeting shall be in writing and shall be given:

(i) by deposit in the United States mail, properly addressed to the shareholder’s address shown in the Corporation’s current record of shareholders and, if so given, shall be effective when mailed;

(ii) if not provided to a shareholder’s address shown in the Corporation’s current record of shareholders, then by registered or certified mail, return receipt requested, with the receipt signed by or on behalf of the addressee, and, if so given, shall be effective on the date shown on the return receipt; or

(iii) by telegraph, teletype, electronically transmitted facsimile, electronic mail, or private carrier or by personal delivery to the shareholder, and, if so given, shall be effective when actually received by the shareholder.

(e) If an annual or special shareholders’ meeting is adjourned to a different date, time, or place, notice need not be given of the new date, time, or place if the new date, time, or place is announced at the meeting before adjournment; provided, however, that, if a new record date for the adjourned meeting is fixed pursuant to Article I, Section 3(c), notice of the adjourned meeting shall be given to persons who are shareholders as of the new record date.

(f) If three successive notices are given by the Corporation pursuant to Section 5(d)(i) above, whether with respect to a shareholders’ meeting or otherwise, to a shareholder and are returned as undeliverable, no further notices to such shareholder shall be necessary until another address for the shareholder is made known to the Corporation.

6. Quorum. Shareholders may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. The number of votes constituting a quorum for a shareholders’ meeting shall be provided in the Corporation’s Articles of Incorporation or, if not so provided, shall be a majority of the votes entitled to be cast on the matter by the voting group of shareholders. If less than a quorum of shares entitled to vote is represented at any meeting of the shareholders, a majority of the shares so represented, present in person or by proxy, shall have the power to adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum shall be present. Any business may be transacted at the adjourned meeting that might have been transacted at the meeting originally noticed. If a new record date for the adjourned meeting is or must be fixed under Section 7-107-107 of the Colorado Business Corporation Act, notice of the adjourned meeting shall be given pursuant to Article I, Section 5 of these Bylaws to persons who are shareholders as of the new record date. At any adjourned meeting at which a quorum exists, any matter may be acted upon that could have been acted upon at the meeting originally called; provided, however, that, if new notice is given of an adjourned special meeting, then such notice shall state the purpose or purposes of such adjourned meeting sufficiently to permit action on such matters. Once a share is represented for any purpose at a meeting, including the purpose of determining that a quorum exists, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or shall be set for that adjourned meeting.

7. Voting Entitlement of Shares.

(a) Except as stated in the Articles of Incorporation, each outstanding share, regardless of class, is entitled to one vote, and each fractional share is entitled to a corresponding fractional vote, on each matter voted on at a shareholders’ meeting.

(b) If a quorum exists, action on a matter is approved if the votes cast favoring the action exceed the votes cast opposing the action, unless the vote of a greater number or voting by groups is required by the Colorado Business Corporation Act or the Articles of Incorporation.

(c) At each election for directors, every shareholder entitled to vote at such election has the right to vote, in person or by proxy, all of the shareholder’s votes for as many persons as there are directors to be elected and for whose election the shareholder has a right to vote. In an election of directors, that number of candidates equaling the number of directors to be elected, having the highest number of votes cast in favor of their election, are elected to the Board of Directors. The cumulative system of voting shall not be used for any purpose.

8. Acceptance of Votes and Consents.

(a) If the name signed on a vote, consent, waiver, proxy appointment, or proxy appointment revocation corresponds to the name of a shareholder, the Corporation, if acting in good faith, is entitled to accept the vote, consent, waiver, proxy appointment, or proxy appointment revocation and to give it effect as the act of the shareholder. If the name signed on a vote, consent, waiver, proxy appointment, or proxy appointment revocation does not correspond to the name of a shareholder, the Corporation, if acting in good faith, is nevertheless entitled to accept the vote, consent, waiver, proxy appointment, or proxy appointment revocation and to give it effect as the act of the shareholder if:

(i) The shareholder is an entity and the name signed purports to be that of an officer or agent of the entity;

(ii) The name signed purports to be that of an administrator, executor, guardian, or conservator representing the shareholder and, if the Corporation requests, evidence of fiduciary status acceptable to the Corporation has been presented with respect to the vote, consent, waiver, proxy appointment, or proxy appointment revocation;

(iii) The name signed purports to be that of a receiver or trustee in bankruptcy of the shareholder and, if the Corporation requests, evidence of this status acceptable to the Corporation has been presented with respect to the vote, consent, waiver, proxy appointment, or proxy appointment revocation;

(iv) The name signed purports to be that of a pledgee, beneficial owner, or attorney-in-fact of the shareholder and, if the Corporation requests, evidence acceptable to the Corporation of the signatory’s authority to sign for the shareholder has been presented with respect to the vote, consent, waiver, proxy appointment, or proxy appointment revocation;

(v) Two or more persons are the shareholder as cotenants or fiduciaries and the name signed purports to be the name of at least one of the cotenants or fiduciaries and the person signing appears to be acting on behalf of all the cotenants or fiduciaries; or

(vi) The acceptance of the vote, consent, waiver, proxy appointment, or proxy appointment revocation is otherwise proper under rules established by the Corporation that are not inconsistent with the provisions of this Section 8.

(b) The Corporation is entitled to reject a vote, consent, waiver, proxy appointment, or proxy appointment revocation if the Secretary or other officer or agent authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory’s authority to sign for the shareholder.

(c) The Corporation and its officer or agent who accepts or rejects a vote, consent, waiver, proxy appointment, or proxy appointment revocation in good faith and in accordance with the standards of this section are not liable in damages for the consequences of the acceptance or rejection.

9. Proxies.

(a) A shareholder may vote either in person or by proxy.

(b) Without limiting the manner in which a shareholder may appoint a proxy to vote or otherwise act for the shareholder, a shareholder may appoint a proxy by (i) signing an appointment form, either personally or by the shareholder’s attorney-in-fact, or (ii) transmitting or authorizing the transmission of a telegram, teletype, or other electronic transmission providing a written statement of the appointment to the proxy, to a proxy solicitor, proxy support service organization, or other person duly authorized by the proxy to receive appointments as agent for the proxy, or to the Corporation (except that the transmitted appointment shall set forth or be transmitted with written evidence from which it can be determined that the shareholder transmitted or authorized the transmission of the appointment).

(c) An appointment of a proxy is effective against the Corporation when received by the Corporation. An appointment is valid for eleven months unless a different period is expressly provided in the appointment form.

(d) An appointment of a proxy is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest. Appointments coupled with an interest include the appointment of (i) a pledge, (ii) a person who purchased or agreed to purchase the shares, (iii) a creditor of the Corporation who extended credit to the Corporation under terms requiring the appointment, (iv) an employee of the Corporation whose employment contract requires the appointment, (v) a party to a voting agreement created in compliance with the Colorado Business Corporation Act or (vi) the designee of any such person.

(e) The death or incapacity of the shareholder appointing a proxy does not affect the right of the Corporation to accept the proxy’s authority unless notice of the death or incapacity is received by the Secretary or other officer or agent authorized to tabulate votes before the proxy exercises the proxy’s authority under the appointment.

(f) An appointment made irrevocable is revoked when the interest with which it is coupled is extinguished, but such revocation does not affect the right of the Corporation to accept the proxy’s authority unless (i) the Corporation had notice that the appointment was coupled with that interest and notice that the interest is extinguished is received by the Secretary or other officer or agent authorized to tabulate votes before the proxy exercises the proxy’s authority under the appointment or (ii) other notice of the revocation of the appointment is received by the Secretary or other officer or agent authorized to tabulate votes before the proxy exercises the proxy’s authority under the appointment.

(g) The Corporation shall not be required to recognize an appointment made irrevocable if it has received a writing revoking the appointment signed by the shareholder either personally or by the shareholder’s attorney-in-fact, notwithstanding that the revocation may be a breach of an obligation of the shareholder to another person not to revoke the appointment. This provision shall not affect any claim such other person may have against the shareholder with respect to the revocation.

(h) A transferee for value of shares subject to an irrevocable appointment may revoke the appointment if the transferee did not know of its existence when the transferee acquired the shares and the existence of the irrevocable appointment was not noted on the certificate representing the shares or on the information statement for shares without certificates.

(i) Subject to Article I, Section 8 above and to any express limitation on the proxy’s authority appearing on the appointment form, the Corporation is entitled to accept the proxy’s vote or other action as that of the shareholder making the appointment.

10. Waiver of Notice.

(a) A shareholder may waive any notice required by the Colorado Business Corporation Act, the Articles of Incorporation or these Bylaws, whether before or after the date or time stated in the notice as the date or time when any action will occur or has occurred. The waiver shall be in writing, be signed by the shareholder entitled to the notice, and be delivered to the Corporation for inclusion in the minutes or filing with the corporate records, but such delivery and filing shall not be conditions of the effectiveness of the waiver.

(b) A shareholder’s attendance at a meeting waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting because of lack of notice or defective notice, and waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

11. Action by Shareholders Without a Meeting. Any action required or permitted by the Colorado Business Corporation Act to be taken at a shareholders’ meeting may be taken without a meeting if all of the shareholders entitled to vote thereon consent to such action in writing. No action taken pursuant to this section shall be effective unless, within sixty days after the date the Corporation first receives a writing describing and consenting to the action and signed by a shareholder, the Corporation has received writings that describe and consent to the action, signed by all of the shareholders entitled to vote thereon. Action taken pursuant to this section shall be effective as of the date the Corporation receives the last writing necessary to effect the action unless all of the writings necessary to effect the action state another date as the effective date of the action, in which case such stated date shall be the effective date of the action. Any shareholder who has signed a writing describing and consenting to action taken pursuant to this section may revoke such consent by a writing signed and dated by the shareholder describing the action and stating that the shareholder’s prior consent thereto is revoked, if such writing is received by the Corporation prior to the effectiveness of the action. If not otherwise fixed, the record date for determining shareholders entitled to take action pursuant to this section is the date the Corporation first receives a writing upon which the action is taken pursuant to this section. Action taken under this section has the same effect as action taken at a meeting of shareholders and may be described as such in any document.

12. Meetings by Telecommunications. To the extent provided by resolution of the Board of Directors or in the notice of the meeting, any or all of the shareholders may participate in an annual or special shareholders’ meeting by, or the meeting may be conducted through the use of, any means of communication by which all persons participating in the meeting may hear each other during the meeting. A shareholder participating in a meeting by this means is deemed to be present in person at the meeting.

13. Nominations of Directors; Shareholder Proposals.

(a) Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders (i) pursuant to the Corporation’s notice of meeting delivered pursuant to Article I, Section 5 of these Bylaws, (ii) by or at the direction of the Chairman of the Board of Directors or (iii) by any shareholder of the Corporation who is entitled to vote at the meeting, who complied with the notice procedures set forth in this Article I, Section 13 and who was a shareholder of record at the time such notice is delivered to the Secretary of the Corporation.

(b) For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (iii) of paragraph (a) of this Article I, Section 13, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the first anniversary of the date on which the Corporation first mailed its proxy materials for the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is changed by more than thirty (30) days from the anniversary date of the previous year’s meeting, notice by the shareholder to be timely must be so delivered not earlier than one hundred and twenty (120) days prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. In the case of any business to be brought before a special meeting of shareholders, notice by the shareholder to be timely must be delivered prior to the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. Public announcement of an adjournment of an annual meeting shall not commence a new time period for the giving of a shareholder’s notice. Notwithstanding anything in this paragraph to the contrary, if the number of directors to be elected to the Board of Directors of the Corporation at an annual meeting is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least one hundred (100) calendar days prior to the anniversary of the mailing of proxy materials for the prior year’s annual meeting of shareholders, then a shareholder’s notice required by this Section shall be considered timely, but only with respect to nominees for any new positions created by such increase, if it is received by the Secretary of the Corporation not later than the close of business on the tenth (10th) calendar day following the day on which such public announcement is first made by the Corporation.

(c) Such shareholder’s notice also shall set forth (i) as to each person whom the shareholder proposes to nominate for election or re-election as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (ii) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of any resolution proposed to be adopted at the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (A) the name and address of such shareholder, as they appear on the Corporation’s books, and of such beneficial owner and (B) the class and number of shares of the Corporation which are owned beneficially and of record by such shareholder and such beneficial owner.

(d) (i) Only such persons who are nominated in accordance with the procedures set forth in this Article I, Section 13 shall be eligible for election to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section. Except as otherwise provided by law, the Articles of Incorporation or these Bylaws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such defective proposal or nomination shall be disregarded. The chairman of the meeting of shareholders shall, if the facts warrant, determine and declare to the meeting that any nomination or business was not properly brought before the meeting and in accordance with the provisions of these Bylaws, and if he or she should so determine, the chairman shall so declare to the meeting, and any such nomination or business not properly brought before the meeting shall not be transacted.

(ii) Whenever used in these Bylaws, “public announcement” shall mean disclosure (a) in a press release released by the Corporation, provided such press release is released by the Corporation following its customary procedures, is reported by the Dow Jones News Service, Associated Press, Business Wire or comparable national news service, or is generally available on internet news sites, or (b) in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(iii) Nothing in these Bylaws shall be deemed to affect any rights (a) of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act, or (b) of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances.

Article II
Directors

1. Authority of the Board of Directors. The corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors.

2. Number. Subject to the provisions of the Articles of Incorporation, the number of directors shall be fixed by resolution of the Board of Directors from time to time and may be increased or decreased by resolution adopted by the Board of Directors from time to time, but no decrease in the number of directors shall have the effect of shortening the term of any incumbent director.

3. Qualification. Directors shall be natural persons at least eighteen years old but need not be residents of the State of Colorado or shareholders of the Corporation.

4. Election. The Board of Directors shall be elected at the annual meeting of the shareholders.

5. Term. Each director shall be elected to hold office until the next annual meeting of shareholders and until the director’s successor is elected and qualified.

6. Resignation. A director may resign at any time by giving written notice of his or her resignation to any other director or (if the director is not also the Secretary) to the Secretary. The resignation shall be effective when it is received by the other director or Secretary, as the case may be, unless the notice of resignation specifies a later effective date. Acceptance of such resignation shall not be necessary to make it effective unless the notice so provides.

7. Removal. Any director may be removed by the shareholders of the voting group that elected the director, with or without cause at a meeting called for that purpose. The notice of the meeting shall state that the purpose, or one of the purposes, of the meeting is removal of the director. A director may be removed only if the number of votes cast in favor of removal exceeds the number of votes cast against removal.

8. Vacancies.

(a) If a vacancy occurs on the Board of Directors, including a vacancy resulting from an increase in the number of directors:

(i) The shareholders may fill the vacancy at the next annual meeting or at a special meeting called for that purpose; or

(ii) The Board of Directors may fill the vacancy; or

(iii) If the directors remaining in office constitute fewer than a quorum of the Board of Directors, they may fill the vacancy by the affirmative vote of a majority of all the directors remaining in office.

(b) Notwithstanding Article II, Section 8(a), if the vacant office was held by a director elected by a voting group of shareholders, then, if one or more of the remaining directors were elected by the same voting group, only such directors are entitled to vote to fill the vacancy if it is filled by directors, and they may do so by the affirmative vote of a majority of such directors remaining in office; and only the holders of shares of that voting group are entitled to vote to fill the vacancy if it is filled by the shareholders.

(c) A vacancy that will occur at a specific later date, by reason of a resignation that will become effective at a later date under Article II, Section 6 or otherwise, may be filled before the vacancy occurs, but the new director may not take office until the vacancy occurs.

9. Meetings. The Board of Directors may hold regular or special meetings in or out of Colorado. A regular meeting shall be held in the principal office of the Corporation on such date or dates, and at such time, as may be established by resolution of the Board of Directors. If the Board of Directors shall establish a date and time for a regular meeting of the Board of Directors, such meeting may be held without notice of the date, time, place, or purpose of the meeting. The Board of Directors may, by resolution, establish other dates, times and places for additional regular meetings, which may thereafter be held without further notice. Special meetings may be called by the Chief Executive Officer or by any two directors and shall be held at the principal office of the Corporation unless another place is consented to by every director. At any time when the Board of Directors consists of a single director, that director may act at any time, date, or place without notice.

10. Notice of Special Meeting. Notice of a special meeting shall be given to every director at least twenty four (24) hours before the time of the meeting, stating the date, time, and place of the meeting. The notice need not describe the purpose of the meeting. Notice may be given orally to the director, personally or by telephone or other wire or wireless communication. Notice may also be given in writing by telegraph, teletype, electronically transmitted facsimile, electronic mail, mail, or private carrier. Notice shall be effective at the earliest of the time it is received; five (5) days after it is deposited in the United States mail, properly addressed to the last address for the director shown on the records of the Corporation, first class postage prepaid; or the date shown on the return receipt if mailed by registered or certified mail, return receipt requested, postage prepaid, in the United States mail and if the return receipt is signed by the director to which the notice is addressed.

11. Quorum. Except as provided in Article II, Section 8, a majority of the number of directors fixed in accordance with these Bylaws shall constitute a quorum for the transaction of business at all meetings of the Board of Directors. The act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, except as otherwise specifically required by law or the Articles of Incorporation.

12. Waiver Of Notice.

(a) A director may waive any notice of a meeting before or after the time and date of the meeting stated in the notice. Except as provided by Article II, Section 12(b), the waiver shall be in writing and shall be signed by the director. Such waiver shall be delivered to the Secretary for filing with the corporate records, but such delivery and filing shall not be conditions of the effectiveness of the waiver.

(b) A director’s attendance at or participation in a meeting waives any required notice to him or her of the meeting unless, at the beginning of the meeting or promptly upon his or her later arrival, the director objects to holding the meeting or transacting business at the meeting because of lack of notice or defective notice and does not thereafter vote for or assent to action taken at the meeting.

13. Attendance By Telephone. One or more directors may participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

14. Deemed Assent to Action. A director who is present at a meeting of the Board of Directors when corporate action is taken shall be deemed to have assented to all action taken at the meeting unless:

(1) The director objects at the beginning of the meeting, or promptly upon his or her arrival, to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to any action taken at the meeting;

(2) The director contemporaneously requests that his or her dissent or abstention as to any specific action taken be entered in the minutes of the meeting; or

(3) The director causes written notice of his or her dissent or abstention as to any specific action to be received by the presiding officer of the meeting before adjournment of the meeting or by the Secretary (or, if the director is the Secretary, by another director) promptly after adjournment of the meeting.

The right of dissent or abstention pursuant to this Article II, Section 14 as to a specific action is not available to a director who votes in favor of the action taken.

15. Action by Directors Without a Meeting. Any action required or permitted by law to be taken at a Board of Directors’ meeting may be taken without a meeting if all members of the Board of Directors consent to such action in writing. Action shall be deemed to have been so taken by the Board of Directors at the time the last director signs a writing describing the action taken, unless, before such time, any director has revoked his or her consent by a writing signed by the director and received by the Secretary or any other person authorized by the Bylaws or the Board of Directors to receive such a revocation. Such action shall be effective at the time and date it is so taken unless the directors establish a different effective time or date. Such action has the same effect as action taken at a meeting of directors and may be described as such in any document.

16. Standard of Conduct.

(a) Each director shall discharge the director’s duties as a director, including the director’s duties as a member of a committee, and each officer with discretionary authority shall discharge the officer’s duties under that authority (i) in good faith, (ii) with the care an ordinarily prudent person in a like position would exercise under similar circumstances, and (iii) in a manner the director or officer reasonably believes to be in the best interests of the Corporation.

(b) In discharging duties, a director or officer is entitled to rely on information, opinions, reports, or statements, including financial statements and other financial data, if prepared or presented by (i) one or more officers or employees of the Corporation whom the director or officer reasonably believes to be reliable and competent in the matters presented, (ii) legal counsel, a public accountant, or another person as to matters the director or officer reasonably believes are within such person’s professional or expert competence, or (iii) in the case of a director, a committee of the Board of Directors of which the director is not a member if the director reasonably believes the committee merits confidence. A director or officer is not acting in good faith if the director or officer has knowledge concerning the matter in question that makes reliance otherwise permitted by this paragraph (b) unwarranted.

(c) A director or officer is not liable as such to the Corporation or its shareholders for any action the director or officer takes or omits to take as a director or officer, as the case may be, if, in connection with such action or omission, the director or officer performed the duties of the position in compliance with this Article II, Section 16.

Article III
Committees of the Board of Directors

1. Committees of the Board of Directors.

(a) Subject to the provisions of the Colorado Business Corporation Act, the Board of Directors may create one or more committees and appoint one or more members of the Board of Directors to serve on them. The creation of a committee and appointment of members to it shall require the approval of a majority of all the directors in office when the action is taken, whether or not those directors constitute a quorum of the Board of Directors.

(b) The provisions of these Bylaws governing meetings, action without meeting, notice, waiver of notice, and quorum and voting requirements of the Board of Directors apply to committees and their members as well.

(c) To the extent specified by resolution adopted from time to time by a majority of all the directors in office when the resolution is adopted, whether or not those directors constitute a quorum of the Board of Directors, each committee shall exercise the authority of the Board of Directors with respect to the corporate powers and the management of the business and affairs of the Corporation; except that a committee shall not:

(i) Authorize distributions;

(ii) Approve or propose to shareholders action that the Colorado Business Corporation Act requires to be approved by shareholders;

(iii) Fill vacancies on the Board of Directors or on any of its committees;

(iv) Amend the Articles of Incorporation pursuant to the Colorado Business Corporation Act;

(v) Adopt, amend, or repeal the Bylaws;

(vi) Approve a plan of merger not requiring shareholder approval;

(vii) Authorize or approve reacquisition of shares, except according to a formula or method prescribed by the Board of Directors; or

(vii) Authorize or approve the issuance or sale of shares, or a contract for the sale of shares, or determine the designation and relative rights, preferences, and limitations of a class or series of shares; except that the Board of Directors may authorize a committee or an officer to do so within limits specifically prescribed by the Board of Directors.

(d) The creation of, delegation of authority to, or action by, a committee does not alone constitute compliance by a director with applicable standards of conduct.

Article IV
Officers

1. General.

(a) The Corporation shall have as officers a Chief Executive Officer and a Secretary, each of whom who shall be appointed by the Board of Directors. The Board of Directors may appoint a Chairman of the Board of Directors and a Vice Chairman of the Board of Directors.

(b) The Board of Directors, the Chief Executive Officer, and such other subordinate officers as the Board of Directors may authorize from time to time, acting singly, may appoint as additional officers one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers, and such other subordinate officers as the Board of Directors, the Chief Executive Officer, or such other appointing officers deem necessary or appropriate.

(c) The officers of the Corporation shall hold their offices for such terms and shall exercise such authority and perform such duties as shall be determined from time to time by these Bylaws, the Board of Directors, or (with respect to officers whom are appointed by the Chief Executive Officer or other appointing officers) the persons appointing them; provided, however, that the Board of Directors may change the term of offices and the authority of any officer appointed by the Chief Executive Officer or other appointing officers.

(d) Any two or more offices may be held by the same person. The officers of the Corporation shall be natural persons at least eighteen years old.

2. Term. Each officer shall hold office from the time of appointment until the time of removal or resignation pursuant to Article IV, Section 3 or until the officer’s death.

3. Removal and Resignation. Any officer appointed by the Board of Directors may be removed at any time by the Board of Directors. Any officer appointed by the Chief Executive Officer or other appointing officer may be removed at any time by the Board of Directors or by the person appointing the officer. Any officer may resign at any time by giving written notice of resignation to any director (or to any director other than the resigning officer if the officer is also a director), to the Chief Executive Officer, to the Secretary, or to the officer who appointed the officer. Acceptance of such resignation shall not be necessary to make it effective, unless the notice so provides.

4. Chairman of the Board. The Chairman of the Board of Directors shall be a member of the Board of Directors and shall preside at all meetings of the Board of Directors and of the shareholders. In addition, the Chairman of the Board of Directors shall have such powers and perform such other duties as from time to time may be assigned to him by the Board of Directors.

5. Chief Executive Officer. The Chief Executive Officer shall preside at all meetings of shareholders, and shall also preside at all meetings of the Board of Directors unless the Board of Directors has appointed a Chairman, Vice Chairman, or other officer of the board and has authorized such person to preside at meetings of the Board of Directors instead of the Chief Executive Officer. Subject to the direction and control of the Board of Directors, the Chief Executive Officer of the Corporation shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The Chief Executive Officer may negotiate, enter into, and execute contracts, deeds, and other instruments on behalf of the Corporation as are necessary and appropriate to the conduct to the business and affairs of the Corporation or as are approved by the Board of Directors. The Chief Executive Officer shall have such additional authority and duties as are appropriate and customary for the office of Chief Executive Officer, except as the same may be expanded or limited by the Board of Directors from time to time.

7. Chief Financial Officer. The Chief Financial Officer shall be responsible for coordinating all financial aspects of the Corporation’s operations, including strategic financial planning, supervision of the Corporation’s Treasurer, Comptroller and review and coordination with the Corporation’s outside independent auditors. In the event an Audit Committee of the Board of Directors is designated and serving, he shall be responsible for keeping such committee fully and timely informed of all matters under its jurisdiction. In addition, the Chief Financial Officer shall be responsible for overseeing preparation and filing of all reports of the Corporation’s activities required to be filed, either periodically or on a special basis with the United States Internal Revenue Service and Securities and Exchange Commission and other federal and state governmental agencies.

8. Vice President. The Vice President, if any, or, if there are more than one, the Vice Presidents in the order determined by the Board of Directors or the Chief Executive Officer (or, if no such determination is made, in the order of their appointment), shall be the officer or officers next in seniority after the Chief Executive Officer. Each Vice President shall have such authority and duties as are prescribed by the Board of Directors or Chief Executive Officer. Upon the death, absence, or disability of the Chief Executive Officer, the Vice President, if any, or, if there are more than one, the Vice Presidents in the order determined by the Board of Directors or the Chief Executive Officer, shall have the authority and duties of the Chief Executive Officer.

9. Secretary. The Secretary shall be responsible for the preparation and maintenance of minutes of the meetings of the Board of Directors and of the shareholders and of the other records and information required to be kept by the Corporation under the Colorado Business Corporation Act and for authenticating records of the Corporation. The Secretary shall also give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, keep the minutes of such meetings, have charge of the corporate seal, if any, and have authority to affix the corporate seal to any instrument requiring it (and, when so affixed, it may be attested by the Secretary’s signature), be responsible for the maintenance of all other corporate records and files and for the preparation and filing of reports to governmental agencies (other than tax returns), and have such other authority and duties as are appropriate and customary for the office of Secretary, except as the same may be expanded or limited by the Board of Directors from time to time.

10. Assistant Secretary. The Assistant Secretary, if any, or, if there are more than one, the assistant secretaries in the order determined by the Board of Directors or the Secretary (or, if no such determination is made, in the order of their appointment) shall, under the supervision of the Secretary, perform such duties and have such authority as may be prescribed from time to time by the Board of Directors or the Secretary. Upon the death, absence, or disability of the Secretary, the Assistant Secretary, if any, or, if there are more than one, the assistant secretaries in the order designated by the Board of Directors or the Secretary (or, if no such determination is made, in the order of their appointment), shall have the authority and duties of the Secretary.

11. Treasurer. The Treasurer, if any, shall have control of the funds and the care and custody of all stocks, bonds, and other securities owned by the Corporation, and shall be responsible for the preparation and filing of tax returns. The Treasurer shall receive all moneys paid to the Corporation and, subject to any limits imposed by the Board of Directors, shall have authority to give receipts and vouchers, to sign and endorse checks and warrants in the Corporation’s name and on the Corporation’s behalf, and give full discharge for the same. The Treasurer shall also have charge of disbursement of funds of the Corporation, shall keep full and accurate records of the receipts and disbursements, and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as shall be designated by the Board of Directors. The Treasurer shall have such additional authority and duties as are appropriate and customary for the office of Treasurer, except as the same may be expanded or limited by the Board of Directors from time to time.

12. Compensation. Officers shall receive such compensation for their services as may be authorized or ratified by the Board of Directors or a committee of the Board of Directors. Election or appointment of an officer shall not of itself create a contractual right to compensation for services performed as such officer.

Article V
Indemnification

1. Definitions. As used in this article:

(a) “Corporation” includes any domestic or foreign entity that is a predecessor of the Corporation by reason of a merger or other transaction in which the predecessor’s existence ceased upon consummation of the transaction.

(b) “Director” means an individual who is or was a director of the Corporation or an individual who, while a director of the Corporation, is or was serving at the Corporation’s request as a director, officer, partner, trustee, employee, fiduciary, or agent of another domestic or foreign entity or of an employee benefit plan. A director is considered to be serving an employee benefit plan at the Corporation’s request if his or her duties to the Corporation also impose duties on, or otherwise involve services by, the director to the plan or to participants in or beneficiaries of the plan. “Director” includes, unless the context requires otherwise, the estate or personal representative of a deceased director.

(c) “Expenses” includes counsel fees.

(d) “Liability” means the obligation incurred with respect to a proceeding to pay a judgment, settlement, penalty, fine, including an excise tax assessed with respect to an employee benefit plan, or reasonable expenses.

(e) “Official capacity” means, when used with respect to a director, the office of director in the Corporation and, when used with respect to a person other than a director as contemplated in Article V, Section 7, the office in the Corporation held by the officer or the employment, fiduciary, or agency relationship undertaken by the employee, fiduciary, or agent on behalf of the Corporation. “Official capacity” does not include service for any other domestic or foreign corporation or other person or employee benefit plan.

(f) “Party” includes a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

(g) “Proceeding” means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal.

2. Authority to Indemnify Directors.

(a) Except as provided in Article V, Section 2(d), the Corporation may indemnify a person made a party to a proceeding because the person is or was a director against liability incurred in the proceeding if:

(i) The person’ conduct was in good faith; and

(ii) The person reasonably believed:

(A) In the case of conduct in an official capacity with the Corporation, that such conduct was in the Corporation’s best interests; and

(B) In all other cases, that such conduct was at least not opposed to the Corporation’s best interests; and

(iii) In the case of any criminal proceeding, the person had no reasonable cause to believe the person’s conduct was unlawful.

(b) A director’s conduct with respect to an employee benefit plan for a purpose the director reasonably believed to be in the interests of the participants in or beneficiaries of the plan is conduct that satisfies the requirement of Article V, Section 2(a)(ii)(B). A director’s conduct with respect to an employee benefit plan for a purpose that the director did not reasonably believe to be in the interests of the participants in or beneficiaries of the plan shall be deemed not to satisfy the requirements of Article V, Section 2(a)(i).

(c) The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this Article V, Section 2.

(d) The Corporation may not indemnify a director under this Article V, Section 2:

(i) In connection with a proceeding by or in the right of the Corporation in which the director was adjudged liable to the Corporation; or

(ii) In connection with any other proceeding charging that the director derived an improper personal benefit, whether or not involving action in an official capacity, in which proceeding the director was adjudged liable on the basis that the director derived an improper personal benefit.

(e) Indemnification permitted under this Article V, Section 2 in connection with a proceeding by or in the right of the Corporation is limited to reasonable expenses incurred in connection with the proceeding.

(f) Nothing in this Article V shall be deemed to limit the Corporation’s power to pay or reimburse expenses incurred by a director in connection with an appearance as a witness in a proceeding at a time when the director has not been made a named defendant or respondent in the proceeding.

3. Mandatory Indemnification of Directors. The Corporation shall indemnify a person who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the person was a party because the person is or was a director, against reasonable expenses incurred by the person in connection with the proceeding.

4. Advance of Expenses to Directors.

(a) The Corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding if:

(i) The director furnishes to the Corporation a written affirmation of the director’s good faith belief that the director has met the standard of conduct described in Article V, Section 2.

(ii) The director furnishes to the Corporation a written undertaking, executed personally or on the director’s behalf, to repay the advance if it is ultimately determined that the director did not meet the standard of conduct; and

(iii) A determination is made that the facts then known to those making the determination would not preclude indemnification under this article.

(b) The undertaking required by Article V, Section 4(a)(ii) shall be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make repayment.

(c) Determinations and authorizations of payments under this Article V, Section 4 shall be made in the manner specified in Article V, Section 6.

5. Court-Ordered Indemnification of Directors. A director who is or was a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice the court considers necessary, may order indemnification in the following manner:

(i) If it determines that the director is entitled to mandatory indemnification under Article V, Section 3, the court shall order indemnification, in which case the court shall also order the Corporation to pay the director’s reasonable expenses incurred to obtain court-ordered indemnification.

(ii) If it determines that the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director met the standard of conduct set forth in Article V, Section 2(a) or was adjudged liable in the circumstances described in Article V, Section 2(d), the court may order such indemnification as the court deems proper; except that the indemnification with respect to any proceeding in which liability shall have been adjudged in the circumstances described in Article V, Section 2(d) is limited to reasonable expenses incurred in connection with the proceeding and reasonable expenses incurred to obtain court-ordered indemnification.

6. Determination and Authorization of Indemnification of Directors.

(a) The Corporation may not indemnify a director under Article V, Section 2 unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because the director has met the standard of conduct set forth in Article V, Section 2. The Corporation shall not advance expenses to a director under Article V, Section 4 unless authorized in the specific case after the written affirmation and undertaking required by Article V, Section 4(a)(i) and 4(a)(ii) are received and the determination required by Article V, Section 4(a)(iii) has been made.

(b) The determinations required by Article V, Section 6(a) shall be made:

(i) By the Board of Directors by a majority vote of those present at a meeting at which a quorum is present, and only those directors not parties to the proceeding shall be counted in satisfying the quorum; or

(ii) If a quorum cannot be obtained, by a majority vote of a committee of the Board of Directors designated by the Board of Directors, which committee shall consist of two or more directors not parties to the proceeding; except that directors who are parties to the proceeding may participate in the designation of directors for the committee.

(c) If a quorum cannot be obtained as contemplated in Article V, Section 6(b)(i), and a committee cannot be established under Article V, Section 6(b)(ii), or even if a quorum is obtained or a committee is designated, if a majority of the directors constituting such quorum or such committee so directs, the determination required to be made by Article V, Section 6(a) shall be made:

(i) By independent legal counsel selected by a vote of the Board of Directors or the committee in the manner specified in Article V, Section 6(b)(i) or 6(b)(ii), or, if a quorum of the full Board of Directors cannot be obtained and a committee cannot be established, by independent legal counsel selected by a majority vote of the full Board of Directors; or

(ii) By the shareholders.

(d) Authorization of indemnification and advance of expenses shall be made in the same manner as the determination that indemnification or advance of expenses is permissible; except that, if the determination that indemnification or advance of expenses is permissible is made by independent legal counsel, authorization of indemnification and advance of expenses shall be made by the body that selected such counsel.

7. Indemnification of Officers, Employees, Fiduciaries, and Agents.

(a) An officer is entitled to mandatory indemnification under Article V, Section 3 and is entitled to apply for court-ordered indemnification under Article V, Section 5, in each case to the same extent as a director;

(b) The Corporation may indemnify and advance expenses to an officer, employee, fiduciary, or agent of the Corporation to the same extent as to a director; and

(c) The Corporation may also indemnify and advance expenses to an officer, employee, fiduciary, or agent who is not a director to a greater extent than is provided in these Bylaws, if not inconsistent with public policy, and if provided for by general or specific action of the Board of Directors or shareholders or by contract.

8. Insurance. The Corporation may purchase and maintain insurance on behalf of a person who is or was a director, officer, employee, fiduciary, or agent of the Corporation, or who, while a director, officer, employee, fiduciary, or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of another domestic or foreign entity or of an employee benefit plan, against liability asserted against or incurred by the person in that capacity or arising from the person’s status as a director, officer, employee, fiduciary, or agent, whether or not the Corporation would have power to indemnify the person against the same liability under Article V, Sections 2, 3, or 7. Any such insurance may be procured from any insurance company designated by the Board of Directors, whether such insurance company is formed under the laws of the State of Colorado or any other jurisdiction of the United States or elsewhere, including any insurance company in which the Corporation has an equity or any other interest through stock ownership or otherwise.

9. Notice to Shareholders of Indemnification of Director. If the Corporation indemnifies or advances expenses to a director under this article in connection with a proceeding by or in the right of the Corporation, the Corporation shall give written notice of the indemnification or advance to the shareholders with or before the notice of the next shareholders’ meeting. If the next shareholder action is taken without a meeting at the instigation of the Board of Directors, such notice shall be given to the shareholders at or before the time the first shareholder signs a writing consenting to such action.

Article VI

Shares

1. Certificates. Certificates representing shares of the capital stock of the Corporation shall be in such form as is approved by the Board of Directors and shall be signed by the Chairman or the Vice Chairman of the Board of Directors or the Chief Executive Officer or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer. All certificates shall be consecutively numbered, and the names of the owners, the number of shares, and the date of issue shall be entered on the books of the Corporation. Each certificate representing shares shall state upon its face:

(a) That the Corporation is organized under the laws of the State of Colorado;

(b) The name of the person to whom issued;

(c) The number and class of the shares and the designation of the series, if any, that the certificate represents;

(d) The par value, if any, of each share represented by the certificate;

(e) Any restrictions imposed by the Corporation upon the transfer of the shares represented by the certificate; and

(f) Other matters required to be stated on the certificates by Section 7-106-206 of the Colorado Business Corporation Act and other applicable sections.

2. Facsimile Signatures. Where a certificate is signed:

(a) By a transfer agent other than the Corporation or its employee; or

(b) By a registrar other than the Corporation or its employee,

then any or all of the officers’ signatures on the certificate required by Article VI, Section 1 may be by facsimile. If any officer, transfer agent or registrar who has signed, or whose facsimile signature or signatures have been placed upon, any certificate, shall cease to be such officer, transfer agent, or registrar, whether because of death, resignation, or otherwise, before the certificate is issued by the Corporation, it may nevertheless be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

3. Transfers of Shares. Transfers of shares shall be made on the books of the Corporation only upon presentation of the certificate or certificates representing such shares properly endorsed by the person or persons appearing upon the face of such certificate to be the owner, or accompanied by a proper transfer or assignment separate from the certificate, except as may otherwise be expressly provided by the statutes of the State of Colorado or by order of a court of competent jurisdiction. The officers or transfer agents of the Corporation may, in their discretion, require a signature guaranty before making any transfer. The Corporation shall be entitled to treat the person in whose name any shares are registered on its books as the owner of those shares for all purposes and shall not be bound to recognize any equitable or other claim or interest in the shares on the part of any other person, whether or not the Corporation shall have notice of such claim or interest.

4. Shares Held For Account of Another. The Board of Directors may adopt by resolution a procedure whereby a shareholder of the Corporation may certify in writing to the Corporation that all or a portion of the shares registered in the name of such shareholder are held for the account of a specified person or persons. The resolution shall set forth:

(a) The classification of shareholders who may certify;

(b) The purpose or purposes for which the certification may be made;

(c) The form of certification and information to be contained herein;

(d) If the certification is with respect to a record date or closing of the stock transfer books, the time after the record date or the closing of the stock transfer books within which the certification must be received by the Corporation; and

(e) Such other provisions with respect to the procedure as are deemed necessary or desirable. Upon receipt by the Corporation of a certification complying with the procedure, the persons specified in the certification shall be deemed, for the purpose or purposes set forth in the certification, to be the holders of record of the number of shares specified in place of the shareholder making the certification.

5. Lost, Stolen, Destroyed or Mutilated Certificates. A new certificate of stock may be issued in the place of any certificate previously issued by the Corporation alleged to have been lost, stolen or destroyed, and the Board of Directors may, in their discretion, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond, in such sum as the Board of Directors may direct, in order to indemnify the Corporation against any claims that may be made against it in connection therewith. A new certificate of stock may be issued in the place of any certificate previously issued by the Corporation that has become mutilated without the posting by the owner of any bond upon the surrender by such owner of such mutilated certificate.

Article VII
Miscellaneous

1. Corporate Seal. The Board of Directors may adopt a seal, circular in form and bearing the name of the Corporation and the words “SEAL” and “COLORADO,” which, when adopted, shall constitute the seal of the Corporation. The seal may be used by causing it or a facsimile of it to be impressed, affixed, manually reproduced, or rubber stamped with indelible ink. Even if the Corporation has adopted a corporate seal, properly authorized actions of the Corporation are effective whether or not any writing evidencing such action is sealed.

2. Fiscal Year. The Board of Directors may, by resolution, adopt a fiscal year for the Corporation.

3. Receipt of Notices by the Corporation. Notices, shareholder writings consenting to action, and other documents or writings shall be deemed to have been received by the Corporation upon the earlier of five days after mailing or actual receipt:

(a) At the registered agent address of the registered agent of the Corporation in the State of Colorado;

(b) At the principal office of the Corporation (as that office is designated in the most recent document filed by the Corporation with the Secretary of State for the State of Colorado designating a principal office) addressed to the attention of the Secretary of the Corporation;

(c) By the Secretary of the Corporation wherever the Secretary may be found; or

(d) By any other person authorized from time to time by the Board of Directors, the Chief Executive Officer, or the Secretary to receive such writings, wherever such person is found.

Notwithstanding the above, if such notices, shareholder writings consenting to action, and other documents or writings shall have been mailed by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee, then such mailing shall be deemed to have been received by the Corporation on the date shown on the return receipt.

4. Facsimile Signature. Where, under these Bylaws or under the Colorado Business Corporation Act a signature of a director, officer or shareholder of the Corporation is required, such signature may be presented either in original form or by a facsimile copy thereof, to the extent permitted by law.

5. Amendment of Bylaws. These Bylaws may at any time and from time to time be amended, supplemented, or repealed by the Board of Directors or the shareholders.